Exhibit 10.13
                                                                  EXECUTION COPY





                                ROYALTY AGREEMENT
                                -----------------
                               (Mesquite Mine NSR)

     THIS ROYALTY AGREEMENT (this "Agreement") is dated November 7, 2003 (the
                                   ---------
"Effective Date")
 --------------

BETWEEN:

WESTERN MESQUITE MINES, INC.
----------------------------
a corporation incorporated under the laws of Nevada
7000 Independence Parkway, Suite 160 #135
Plano, Texas 75025 USA
Facsimile: 972-208-2155
Phone: 972-208-0696

("Grantor")
  -------

and

HOSPAH COAL COMPANY
-------------------
a corporation incorporated under the laws of Delaware
1700 Lincoln Street
Denver, Colorado 80203
Facsimile: 303-837-5851
Phone:  303-837-5863

("Hospah")
  ------

                                    RECITALS
                                    --------

     Pursuant to the terms and conditions of that certain Asset Purchase Agreement dated November 7, 2003 (the "Purchase Agreement") among Grantor,
                                       ------------------
Western Goldfields, Inc., Hospah and Hospah's affiliate Newmont USA Limited dba Newmont Mining Corporation ("Newmont") with respect to those certain properties
                             -------
more particularly described in attached Schedule "A" (the "Property"): (1)
                                                           --------
Newmont and Hospah have conveyed to Grantor all of their rights, titles, interests and obligations in and to the Property; and (2) Grantor has agreed to grant

                                                                   Exhibit 10.13
                                                                  EXECUTION COPY

to Hospah a Net Smelter Returns Royalty with respect to the Property. In addition, Hospah is entitled to receive from Operator a "Net Operating Cash Flow
                                                         -----------------------
Royalty" with respect to the leach facilities on the Property pursuant to a
-------
separate "Net Operating Cash Flow Royalty Agreement" dated as of the date of
          -----------------------------------------
this Agreement.

                                   AGREEMENTS
                                   ----------

     In consideration of Ten Dollars (US $10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.

     1.     Royalty
            -------

          1.1 Grantor shall pay to Hospah a perpetual production royalty in the amount of the applicable percentage Net Smelter Returns (as hereinafter described) as determined in accordance with the following schedule from the sale or other disposition of all Minerals produced from the Property, determined in accordance with the provisions of this Agreement (the "Royalty"), excluding,
                                                       -------
however, "Existing Ore" on the "Leach Facility," as those terms are defined in
          ------------          --------------
the Net Operating Cash Flow Royalty Agreement. For purposes of this Agreement, the term "Minerals" shall mean any and all metals, minerals and mineral rights
          --------
of whatever kind and nature in, under or upon the surface or subsurface of the Property (including, without limitation metals, precious metals, base metals, industrial minerals, gems, diamonds, commercially valuable rock, aggregate, clays and diatomaceous earth, hydrocarbons, and oil and gas, and other minerals which are mined, excavated, extracted or otherwise recovered). The Royalty shall apply to 100% of the Property.

     -------------------------------------------------------------------
                 Property                 Percentage Net Smelter Returns
                 --------                 ------------------------------

     -----------------------------------  ------------------------------
     Wade/Kelly Claims and McCrae/Hoover One-half of One percent (0.5%) Patents, as described on Schedule A

     -----------------------------------  ------------------------------
     Glamis & Associates Claims,          One percent (1.0%)
     as described on Schedule A

     -----------------------------------  ------------------------------
     Hospah Non-Royalty Burdened Claims,  Two Percent (2.0%)
     as described on Schedule A
     -------------------------------------------------------------------

          1.2     For Precious Metals.  "Net Smelter Returns", in the case of
                  -------------------    -------------------
gold, silver, and platinum group metals ("Precious Metals"), shall be determined
                                          ---------------
by multiplying (a) the gross number of troy ounces of Precious Metals recovered from production from the Property during the preceding calendar month ("Monthly
                                                                        -------
Production") delivered to the smelter, refiner, processor, purchaser or other
----------
recipient of such production (collectively, "Payor"), by (b) for gold, the
                                             -----
average of the London Bullion Market, Afternoon Fix, spot prices reported for the preceding calendar month (the "Applicable Spot Price"), and for all other
                                   ---------------------
Precious Metals, the average of
the New York Commodities Exchange final spot prices reported for the preceding calendar month for the particular Mineral for which the price is being determined, and subtracting from the product of Subsections 1.2(a) and 1.2(b) only the following if actually incurred: (i) charges imposed by the Payor for refining bullion from dore or concentrates of Precious Metals ("Beneficiated
                                                                ------------
Precious Metals") produced by Grantor's final mill or other final processing
---------------
plant; however, charges imposed by the Payor for smelting or refining of raw or crushed ore containing Precious Metals or other preliminarily processed Precious Metals shall not be subtracted in determining Net Smelter Returns; (ii) penalty substance, assaying, and sampling charges imposed by the Payor for refining Beneficiated Precious Metals contained in such production; and (iii) charges and costs, if any, for transportation and insurance of Beneficiated Precious Metals from Grantor's final mill or other final processing plant to places where such Beneficiated Precious Metals are smelted, refined and/or sold or otherwise disposed of.

          1.3 In the event the refining of bullion from the Beneficiated Precious Metals contained in such production is carried out in custom toll facilities owned or controlled, in whole or in part, by Grantor, which facilities were not constructed solely for the purpose of refining Beneficiated Precious Metals or Other Minerals from the Property, then charges, costs and penalties for such refining shall mean the amount Grantor would have incurred if such refining were carried out at facilities not owned or controlled by Grantor then offering comparable services for comparable products on prevailing terms, but in no event greater than actual costs incurred by Grantor with respect to such refining. In the event Grantor receives insurance proceeds for loss of production of Precious Metals, Grantor shall pay to Hospah the Royalty percentage of any such insurance proceeds which are received by Grantor for such loss of production.

          1.4     For Other Minerals.  "Net Smelter Returns", in the case of all
                  ------------------    -------------------
Minerals other than Precious Metals and the beneficiated products thereof ("Other Minerals"), shall be determined by multiplying (a) the gross amount of
  --------------
the particular Other Mineral contained in the Monthly Production delivered to the Payor during the preceding calendar month by (b) the average of the New York Commodities Exchange final daily spot prices reported for the preceding calendar month of the appropriate Other Mineral, and subtracting from the product of Subsections 1.4(a) and 1.4(b) only the following if actually incurred: (i) charges imposed by the Payor for smelting, refining or processing Other Minerals contained in such production, but excluding any and all charges and costs related to Grantor's mills or other processing plants constructed for the purpose of milling or processing Other Minerals, in whole or in part; (ii) penalty substance, assaying, and sampling charges imposed by the Payor for smelting, refining, or processing Other Minerals contained in such production, but excluding any and all charges and costs of or related to Grantor's mills or other processing plants constructed for the purpose of milling or processing Other Minerals, in whole or in part; and (iii) charges and costs, if any, for transportation and insurance of Other Minerals and the beneficiated products thereof from Grantor's final mill or other final processing plant to places where such Other Minerals are smelted, refined and/or sold or otherwise disposed of. If for any reason the New York Commodities Exchange does not report spot pricing for a particular Other Mineral, then the Parties shall mutually agree upon an appropriate pricing entity or mechanism that accurately reflects the market value of any such Other Mineral.

          1.5 In the event smelting, refining, or processing of Other Minerals are carried out in custom toll facilities owned or controlled, in whole or in part, by Grantor, which facilities were not constructed solely for the purpose of milling or processing Other Minerals from the Property, then charges, costs and penalties for such smelting, refining or processing shall mean the amount Grantor would have incurred if such smelting, refining or processing were carried out at facilities not owned or controlled by Grantor then offering comparable services for comparable products on prevailing terms, but in no event greater than actual costs incurred by Grantor with respect to such smelting and refining. In the event Grantor receives insurance proceeds for loss of production of Other Minerals, Grantor shall pay to Hospah the Royalty percentage of any such insurance proceeds which are received by Grantor for such loss of production.

          1.6     Payments of Royalty In Cash or In Kind.  Royalty payments
                  --------------------------------------
shall be made to Hospah as follows:

               (a)     Royalty In Kind.  Hospah may elect to receive its Royalty
                       ---------------
on Precious Metals from the Property "in cash" or "in kind" as refined bullion. The elections may be exercised once per year on a calendar year basis during the life of production from the Property. Notice of election to receive the following year's Royalty for Precious Metals "in cash" or "in kind" shall be made in writing by Hospah and delivered to Grantor on or before November 1 of each year. In the event no written election is made, the Royalty for Precious Metals will continue to be paid to Hospah as it is then being paid. As of the Effective Date of this Agreement, Hospah elects to receive its Royalty on Precious Metals "in kind." Royalties on Other Minerals shall not be payable "in kind." If Hospah elects to receive its Royalty for Precious Metals in "in kind," Hospah shall open a bullion storage account at each refinery or mint designated by Grantor as a possible recipient of refined bullion in which Hospah owns an interest. Hospah shall be solely responsible for all costs and liabilities associated with maintenance of such account or accounts, and Grantor shall not be required to bear any additional expense with respect to such "in-kind" payments. Royalty will be paid by the deposit of refined bullion into Hospah's account. On or before the 25th day of each calendar month following a calendar month during which production and sale or other disposition occurred, Grantor shall deliver written instructions to the mint or refinery, with a copy to Hospah directing the mint or refinery to deliver refined bullion due to Hospah in respect of the Royalty, by crediting to Hospah's account the number of ounces of refined bullion for which Royalty is due; provided, however, that the words "other disposition" as used in this Agreement shall not include processing, milling, beneficiation or refining losses of Precious Metals. The number of ounces of refined bullion to be credited will be based upon Hospah's share of the previous month's production and sale or other disposition as calculated pursuant to the commingling provisions of Section 1.9. Royalty payable "in kind" on silver or platinum group metals shall be converted to the gold equivalent of such silver or platinum group metals by using the average monthly spot prices for Precious Metals described in Section 1.2. Title to refined bullion delivered to Hospah under this Agreement shall pass to Hospah at the time such bullion is credited to Hospah at the mint or refinery. Hospah agrees to hold harmless Grantor from any liability imposed as a result of the election of Hospah to receive Royalty "in kind" and from any losses incurred as a result of Hospah's trading and hedging activities. Hospah assumes all responsibility for any shortages which occur as a result of Hospah's anticipation of credits to its account in advance of an actual deposit or credit to its account by a refiner or mint. When royalties are paid in "in kind," they will not reflect the costs deductible in calculating Net Smelter Returns under this Agreement. Within thirty (30) days of the receipt of a statement showing charges incurred by Grantor for transportation, smelting or other deductible costs, Hospah shall remit to Grantor full payment for such charges. If Hospah does not pay such charges when due, Grantor shall have the right, at its election, provided Hospah does not dispute such charges, to deduct the gold equivalent of such charges from the ounces of gold bullion to be credited to Hospah in the following month.

               (b)     In Cash.  If Hospah elects to receive its Royalty for
                       -------
Precious Metals in cash, and as to Royalty payable on Other Minerals, payments shall be payable on or before the later of ten (10) days after Grantor receives payment from the Payor or the twenty-fifth (25th) day of the month following the calendar month in which the minerals subject to the Royalty were shipped to the Payor by Grantor, but in any event Hospah shall be paid no less frequently than when Grantor is paid. For purposes of calculating the cash amount due to Hospah, Precious Metals and Other Minerals will be deemed to have been sold or otherwise disposed of at the time refined production from the Property is delivered, made available, or credited to Grantor by a mint or refiner. The price used for calculating the cash amount due for Royalty on Precious Metals or Other Minerals shall be determined in accordance with Section 1.2 and Section
1.4 as applicable. Grantor shall make each Royalty payment to be paid in cash by delivery of a check payable to Hospah and delivering such check to Hospah at the address listed in this Agreement, or to such other address as Hospah may direct or by direct bank deposit to Hospah's account as Hospah shall designate. Should default be made in any cash payment when due for Royalty and such default still exists ten (10) days following notice of non-payment, then all unpaid amounts then due shall bear interest at the rate of fifteen percent (15%) per annum commencing from and after such payment due date until paid.

               (c)      Detailed Statement.  All Royalty payments or credits
                        ------------------
shall be accompanied by a detailed statement explaining the calculation thereof together with any available settlement sheets from the Payor.

          1.7     Monthly Reconciliation. (a) On or before the later of ten (10)
                  ----------------------
days after Grantor receives payment from the Payor or the twenty-fifth (25th) day of the month, Grantor shall make an interim settlement based on the information then available of such Royalty then due, either "in cash" or "in kind," whichever is applicable, by paying (i) not less than one hundred percent (100%) of the anticipated final settlement of Precious Metals "in kind" Royalty payments and (ii) not less than ninety-five percent (95%) of the anticipated final settlement of cash Royalty payments. (b) The Parties recognize that a period of time exists between the production of ore, the production of dor or concentrates from ore, the production of refined or finished product from dor or concentrates, and the receipt of Payor's statements for refined or finished product. As a result, the payment of Royalty will not coincide exactly with the actual amount of refined or finished product produced from the Property for the previous month. Grantor will provide final reconciliation promptly after settlement is reached with the Payor for all lots sold or subject to other disposition in any particular month. (c) In the event that Hospah has been underpaid for any provisional payment (whether "in cash" or "in kind"), Grantor shall pay the difference "in cash" by check and not "in kind" with such payment being made at the time of the final reconciliation. If Hospah has been overpaid in the previous calendar month,

Hospah shall make a payment to Grantor of the difference by check (cheque). Reconciliation payments shall be made on the same basis as used for the payment in cash pursuant to Subsection 1.6(b) hereof.

          1.8     Hedging Transactions.  All profits and losses resulting from
                  --------------------
Grantor's sales of Precious Metals or Other Minerals, or Grantor's engaging in any commodity futures trading, option trading, or metals trading, or any combination thereof, and any other hedging transactions including trading transactions designed to avoid losses and obtain possible gains due to metal price fluctuations (collectively, "Hedging Transactions") are specifically
                                   --------------------
excluded from Royalty calculations pursuant to this Agreement. All Hedging Transactions by Grantor and all profits or losses associated therewith, if any, shall be solely for Grantor's account. The Royalty payable on Precious Metals or Other Minerals subject to Hedging Transactions shall be determined as follows:

               (a)     Affecting Precious Metals.  The amount of Royalty to be
                       -------------------------
paid on all Precious Metals subject to Hedging Transactions by Grantor shall be determined in the same manner as provided in Subsection 1.2, with the understanding and agreement that the average monthly spot price shall be for the calendar month preceding the calendar month during which Precious Metals subject to Hedging Transactions are shipped by Grantor to the Payor.

               (b)     Affecting Other Minerals.  The amount of Royalty to be
                       ------------------------
paid on all Other Minerals subject to Hedging Transactions by Grantor shall be determined in the same manner as provided in Subsection 1.4, with the understanding and agreement that the average monthly spot price shall be for the calendar month preceding the calendar month during which Other Minerals subject to Hedging Transactions are shipped by Grantor to the Payor.

          1.9     Commingling.  Grantor shall have the right to commingle
                  -----------
Precious Metals and Other Minerals from the Property with minerals from other properties, provided the Parties shall have first agreed as to the procedures to be utilized for any commingling. Before any Precious Metals or Other Minerals produced from the Property are commingled with minerals from other properties, the Precious Metals or Other Minerals produced from the Property shall be measured and sampled in accordance with sound mining and metallurgical practices for moisture, metal, commercial minerals and other appropriate content, applied on a consistent basis. Representative samples of the Precious Metals or Other Minerals shall be retained by Grantor and assays (including moisture and penalty substances) and other appropriate analyses of these samples shall be made before commingling to determine gross metal content of Precious Metals or gross metal or mineral content of Other Minerals. Grantor shall retain such analyses for a reasonable amount of time, but not less than twenty four (24) months, after receipt by Hospah of the Royalty paid with respect to such commingled Minerals from the Property, and shall retain such samples taken from the Property for not less than thirty (30) days after collection.

     2.     Stockpilings and Tailings.  All tailings, residues, waste rock,
            -------------------------
spoiled leach materials, and other materials (collectively "Materials")
                                                            ---------
resulting from Grantor's operations and activities on the Property shall be the sole property of Grantor, but shall remain subject to the Royalty should the Materials be processed or reprocessed, as the case may be, in the future and result in the production and sale or other disposition of Precious Metals or Other Minerals. Notwithstanding the foregoing, Grantor shall have the right to dispose of Materials from the Property on or off of the Property and to commingle the same (as provided herein) with materials from other properties.
In the event Materials from the Property are processed or reprocessed, as the case may be, and regardless of where such processing or reprocessing occurs, the Royalty payable thereon shall be determined on a pro rata basis as determined by using the best engineering and technical practices then available.

     3.     Term. The Royalty created hereby shall be perpetual, it being the
            ----
intent of the Parties hereto that, to the extent allowed by law, the Royalty shall constitute a vested interest in and a covenant running with the land affecting the Property and all successions thereof whether created privately or through governmental action and shall inure to the benefit of and be binding upon the Parties and their respective legal representatives, successors and assigns so long as Grantor or any successor or assign of Grantor holds any rights or interests in the Property. The Parties do not intend that there be any violation of the rule of perpetuities. If, however, such violation should inadvertently occur, the Participants hereby agree that a court shall reform that provision in such a way as to approximate most closely the intent of the Participants within the limits permissible under such rules.

     4.     Real Property Interest and Relinquishment of Property. If at any
            -----------------------------------------------------
time after the Effective Date Grantor or any Affiliate or successor or assignee of Grantor stakes, applies for, and obtains or otherwise acquires, directly or indirectly, any right to or interest in any mining claim, license, lease, grant, concession, permit, patent, or other tenure or mineral property or other rights or interests located wholly or partly within the boundaries of the Property, such rights or interests shall thereafter become part of the Property. The Royalty shall attach to any amendments, relocations or conversions of any mining claim, license, lease, concession, permit or other tenure comprising the Property, or to any renewals or extensions thereof. The Royalty shall be a real property interest that runs with the Property and shall be applicable to Grantor and its successors and assigns of the Property. If Grantor or any Affiliate or successor or assign of Grantor surrenders, allows to lapse or otherwise relinquishes or terminates its interest in any portion or all of the Property and within a period of five (5) years after the effective date of relinquishment or abandonment reacquires a direct or indirect interest in the land covered by the former Property, then from and after the date of such reacquisition such reacquired properties shall be included in the Property and the Royalty shall apply to such interest so acquired. Grantor shall give written notice to Hospah within ten (10) days of any acquisition or reacquisition of the Property.

     5.     Standard of Operations.  Grantor shall comply with all applicable
            ----------------------
laws, statutes, rules, regulations, permits, ordinances, certificates, licenses and other regulatory requirements relating to operations on the Property, provided, however, Grantor shall have the right to, in good faith, contest any such requirements if such contest does not jeopardize Hospah's rights hereunder. Grantor shall use reasonable diligence in exploring for, and developing Minerals on the Property.

     6.     Registration on Title. The Parties agree that following the
            ---------------------
Effective Date Grantor shall immediately undertake all acts required to register title to the Property in Grantor's name by filing an appropriate statutory form of transfer document(s) executed by Hospah. The Parties hereby consent to such registering or recording and agree to co-operate with such Party to accomplish the same. Hospah may register or record against title to the Property this Agreement to secure payment from time to time and protect Hospah's right to receive the Royalty.

     7.     Reporting, Records and Audits, Inspections, New Resources or
            ------------------------------------------------------------
            Reserves, Confidentiality and Press Releases.
            --------------------------------------------

          7.1     Reporting. No later than March 1 of each year, Grantor shall
                  ---------
provide to Hospah with an annual report of activities and operations conducted with respect to the Property during the preceding calendar year, and from time to time shall provide such additional information as Hospah may reasonably request. Such annual report shall include details of: (a) the preceding year's activities with respect to the Property; (b) ore reserve data for the calendar year just ended; and (c) estimates of anticipated production and estimated remaining ore reserves with respect to proposed activities for the Property for the current calendar year.

          7.2     Records and Audits. Hospah shall have the right, upon
                  ------------------
reasonable notice to Grantor, to inspect and copy all books, records, technical data, information and materials (the "Data") pertaining to Grantor's activities
                                      ----
with respect to the Property; provided that such inspections shall not unreasonably interfere with Grantor's activities with respect to the Property. Grantor makes no representations or warranties to Hospah concerning any of the Data or any information contained in the annual reports, and Hospah agrees that if it elects to rely on any such Data or information, it does so at its sole risk. If any such audit or inspection reveals that Royalty payments for any calendar year are underpaid by more than three percent (3%), Grantor shall reimburse Hospah for its reasonable costs incurred in such audit or inspection. Hospah shall be entitled to enter the mine workings and structures on the Property at reasonable times upon reasonable advance notice for inspection thereof, but Hospah shall so enter at its own risk and shall indemnify and hold Grantor and its Affiliates harmless against and from any and all loss, costs, damage, liability and expense (including but not limited to reasonable attorneys' fees and costs) by reason of injury to Hospah or its agents or representatives or damage to or destruction of any property of Hospah or its agents or representatives while on the Property on or in such mine workings and structures, unless such injury, damage, or destruction is a result, in whole or in part, of the negligence of Grantor.

          7.3     New Resources or Reserves. If Grantor establishes a mineral
                  -------------------------
resource or mineral reserve on any of the Property, Grantor shall provide to Hospah the amount of such resource or reserve as soon as practicable after Grantor makes a public declaration with respect to the establishment thereof.

          7.4     Confidentiality. Except for recording this Agreement, Hospah
                  ---------------
shall not, without the prior written consent of Grantor, which shall not be unreasonably delayed or withheld, knowingly disclose to any third party data or information obtained pursuant to this Agreement which is not generally available to the public; provided, however, Hospah may disclose data or information so obtained without the consent of Grantor: (a) if required for compliance with laws, rules, regulations or orders of a governmental agency or stock exchange;
(b) to any of Hospah's consultants or advisors; (c) to any third party to whom Hospah, in good faith, anticipates selling or assigning Hospah's interest in the Property; and
(d) to a prospective lender, provided that such consultants, third parties or lenders first sign a confidentiality agreement with Hospah; or (e) to a third party to which a Party or its parent Hospah contemplates a transfer to, or a merger, amalgamation or other corporate reorganization with, provided however, that any such third party to whom disclosure is made has a legitimate business need to know the disclosed information, and shall first agree in writing to protect the confidential nature of such information to the same extent Hospah is obligated under this section.

          7.5     Press Releases. Subject to its rights and obligations
                  --------------
regarding confidentiality under Section 7.4, Hospah shall not issue any press release relating to the Property or this Agreement except upon giving Grantor two (2) days advance written notice of the contents thereof, and Hospah shall make any reasonable changes to such proposed press release as such changes may be timely requested by Grantor, provided, however, Hospah may include in any press release without notice any information previously reported by Grantor. A Party shall not, without the consent of the other Party, issue any press release that implies or infers that the non-issuing Party endorses or joins the issuing Party in statements or representations contained in any press release.

     8.     General Provisions.
            ------------------

          8.1     Amendment. This Agreement may be amended, modified or
                  ---------
supplemented only by a written agreement signed by each Party.

          8.2     Waiver of Rights. Any waiver of, or consent to depart from,
                  ----------------
the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the Party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any Party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

          8.3     Applicable Law. This Agreement shall be governed by and
                  --------------
interpreted and enforced in accordance with the laws of the State of Colorado, USA.

          8.4     Dispute Resolution. Disputes resulting from, arising out of,
                  ------------------
or in connection with this Agreement or the construction or enforcement thereof may be resolved by a court of competent jurisdiction. In any litigation between the Parties or any person claiming under them, resulting from, arising out of, or in connection with this Agreement or the construction or enforcement thereof, the substantially prevailing party shall be entitled to recover all reasonable costs, expenses, legal and expert witness fees and other costs of suit incurred by it in connection with such litigation, including such costs, expenses and fees incurred prior to the commencement of the litigation, in connection with any appeals, and in collecting or otherwise enforcing any final judgment entered therein. If a party substantially prevails on some aspects of such action, but not on others, the court may apportion any award of costs and legal fees in such manner as it deems equitable.

          8.5     Grantor to Bear Solely All Costs and Obligations. Commencing
                  ------------------------------------------------
from and after the Effective Date, for purposes of calculating the Royalty, Grantor has agreed to be solely responsible for its own account all costs and obligations pertaining to or associated with the Property.

          8.6     Currency. Unless specified otherwise, all statements of or
                  --------
references to dollar amounts in this Agreement are to lawful money of the United
                                                                      ----------
States of America.
------------------

          8.7     No  Joint Venture, Mining Partnership, Commercial Partnership.
                  -------------------------------------------------------------
This Agreement shall not be construed to create, expressly or by implication, a joint venture, mining partnership, commercial partnership, or other partnership relationship between or among Grantor and Hospah.

          8.8     Time. Time is of the essence of each provision of this
                  ----
Agreement.

          8.9     Definitions. In this Agreement and the Schedule(s) attached to
                  -----------
this Agreement the following terms shall have the following meanings:

     "Affiliate" of a Party means an entity or person that Controls, is
      ---------
Controlled by, or is under common Control with the Party through direct or indirect ownership of greater than fifty percent (50%) of equity or voting interest.

     "Agreement" (or "Royalty Agreement") means this Royalty Agreement and all
      ---------       -----------------
amendments, modifications and supplements thereto.

     "Applicable Spot Price" means as described in Section 1.2.
      ---------------------

     "Beneficiated Precious Metals" means as described in Section 1.2.
      ----------------------------

     "Business Day" means any calendar day other than a Saturday or Sunday or
      ------------
any statutory holiday or civic holiday in the State of Colorado or USA.

     "Control" used as a verb means, when used with respect to an entity, the
      -------
ability, directly or indirectly through one or more intermediaries, to direct or cause the direction of the management and policies of such entity through (i) the legal or beneficial ownership of voting securities or membership interests;
(ii) the right to appoint managers, directors or corporate management; (iii) contract; (iv) operating agreement; (v) voting trust; or otherwise; and, when used with respect to a person, means the actual or legal ability to control the actions of another, through family relationship, agency, contract or otherwise; and "Control" used as a noun means an interest which gives the holder the ability to exercise any of the foregoing powers.

     "Data" means as described in Section 7.2.
      ----

     "Effective Date" means the date specified on the top of page one of this
      --------------
Agreement.

     "Grantor" shall include, to the extent applicable in the circumstances, all
      -------
of Grantor's successors-in-interest, including without limitation assignees, partners, joint venture partners, lessees, and when applicable mortgagees and Affiliates having or claiming an interest in the Property.

     "Hospah" shall include, to the extent applicable in the circumstances, all
      ------
of Hospah's successors-in-interest, including without limitation assignees, partners, joint venture partners, lessees, and when applicable mortgagees and Affiliates having or claiming an interest in the Property.

     "Hedging Transactions" means as described in Section 1.8.
      --------------------

     "Materials" means as described in Article 2.
      ---------

     "Minerals" means as described in Section 1.1.
      --------

     "Monthly Production" means as described in Section 1.2.
      ------------------

     "Net Smelter Returns" means as described in Section 1.2 and Section 1.4, as
      -------------------
applicable.

     "Notice" means as described in Section 8.10.
      ------

     "Other Mineral(s)" means as described in Section 1.4.
      ---------------

     "Parties" means Hospah and Grantor collectively.
      -------

     "Party" means either of the Parties individually.
      -----

     "Payor" means as described in Section 1.2.
      -----

     "Precious Metals" means as described in Section 1.2.
      ---------------

     "Property" means the property described in attached Schedule "A" including
      --------
without limitation any amendments, supplements, renewals and replacements thereof.

     "Purchase Price" means the consideration referenced in the Recital(s) and
      --------------
stipulated in the Venture Agreement.

     "Royalty" means the Net Smelter Returns royalty stipulated in Section 1.1.
      -------

     "Transmission" means as described in Section 8.10.
      ------------

     "Purchase Agreement" means that certain agreement described in Recital A.
      ------------------

          8.10     Notices. (a) Any notice, demand or other communication (in
                   -------
this section, a "Notice") required or permitted to be given or made hereunder
                 ------
shall be in writing and shall be
sufficiently given or made if: (i) delivered in person during normal business hours of the recipient on a Business Day and left with a receptionist or other responsible employee of the recipient at the applicable address first set forth in this Agreement; or (ii) sent by facsimile transmission (a "Transmission")
                                                              ------------
during normal business hours on a Business Day charges prepaid and confirmed by regular mail at the address first set forth in this Agreement; and (b) each notice sent in accordance with this section shall be deemed to have been received: (i) on the day it was delivered; or on the same day that it was sent by fax transmission; or (ii) on the first Business Day thereafter if the day on which it was sent by fax transmission was not a Business Day. The notice addresses for the Parties are set out on page one of this Agreement. A Party may change its address for notice by giving notice to the other Party in accordance with this section. Notice to Hospah shall additionally be sent to Hospah Coal Company, 1700 Lincoln Street, Denver, Colorado 80203 U.S.A., Attention: Land Dept., Facsimile: 303.837.5851, Phone: 303-837.5863.

          8.11     Assignment. Except as otherwise provided in this Agreement,
                   ----------
Grantor may assign, transfer, convey or otherwise dispose of its rights, interests and obligations under this Agreement; provided, however, any option, joint-venture, assignment, transfer, conveyance or other disposition by Grantor of its rights and interests in or with respect to the Property or this Agreement shall be void unless the proposed assignee has first agreed in writing with Hospah to observe and be bound by all of the provisions of this Agreement with respect to the rights, interests and obligations being assigned to or assumed by the assignee in the place and stead of Grantor and only subsequent to the signing of such written agreement shall Grantor be relieved or discharged from this Agreement in respect thereof. Grantor shall not be relieved or discharged from this Agreement in respect of any rights, interests or obligations of Grantor in or with respect to this Agreement which are not assigned or assumed in accordance with the foregoing and Hospah may continue to look to Grantor for performance with respect thereto. Hospah shall have the unrestricted right, in its sole and absolute discretion, to assign, transfer, convey, or relinquish any of its rights or interests with respect to the Royalty at any time. Any such assignment shall be effective upon written notice thereof to the other party.

          8.12     Maintenance of the Property. At any time and from time to
                   ---------------------------
time, Grantor may elect to abandon any part or parts of the Property that it no longer desires to maintain.

          8.13     Further Assurances. The Parties promptly shall execute all
                   ------------------
such further instruments and documents and do all such further actions as may be necessary to effectuate the purposes of this Agreement.

          8.14     Entire Agreement. This Agreement constitutes the entire
                   ----------------
agreement between the Parties with respect to the subject matter hereof.

          8.15     Rule Against Perpetuities. The Parties do not intend that
                   -------------------------
there be any violation of the rule of perpetuities, the rule against unreasonable restraints or the alienation of property, or any similar rule. Accordingly, if any right or option to acquire any interest in the Property, in a Participating Interest, in the Assets, or in any real property under this Agreement, such right or option must be exercised, if at all, so as to vest such interest within time periods permitted by applicable rules. If, however, such violation should inadvertently occur, the

Participants hereby agree that a court shall reform that provision in such a way as to approximate most closely the intent of the Participants within the limits permissible under such rules.

          8.16     Counterparts. This Agreement may be executed in any number of
                   ------------
counterparts, and it shall not be necessary that the signatures of the Parties be contained on any counterpart. Each counterpart shall be deemed an original, but all counterparts together shall constitute one and the same instrument.





                            [SIGNATURE PAGE FOLLOWS.]

                                                                   Exhibit 10.13
                                                                  EXECUTION COPY


     IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement effective as of the date first written above.


GRANTOR                               HOSPAH

WESTERN MESQUITE MINES, INC.          HOSPAH COAL COMPANY


By:   /s/John P. Ryan                 By:   /s/ Britt D. Banks
      -------------------------             ------------------------------
Name:  John P. Ryan                   Name:  Britt D. Banks
Title: Chief Financial Officer        Title: Vice President and Secretary


Its Authorized Representative         Its Authorized Representative